4Q13 Financial and operating results for the period ended December 31, 2013 February 12, 2014 Unless otherwise specified, comparisons in this presentation are between 4Q13 and 4Q12. Exhibit 99.1

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 11, 2014, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 4

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 5  Businesses continue to perform well: Growth in sales, premiums and earnings  Returning value to shareholders while continuing on path to investment grade  Placed on review for upgrade by Moody’s  OCB long-term care reinsurance transaction 4Q13 Summary CNO

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 6 Business Investments Driving Growth CNO  Investing in productivity and growth of the agent force  Expanding presence by adding new locations and geographies  Developing and launching new products to meet the needs of our target market  Driving operational efficiencies and enhancing the customer experience ($ millions) NAP * Bankers Life (excluding annuities), Washington National and Colonial Penn segments $375.1 $393.4 $416.3 2011 2012 2013 $2,368.5 $2,445.8 $2,526.9 2011 2012 2013 $2,350.5 $2,831.5 $3,185.8 $4,619.4 $4,407.2 $4,137.2 2011 2012 2013 Fixed Index Annuities Deferred Annuities $6,969.9 $7,238.7 $7,323.0 Collected Premiums* Bankers Annuities Avg. Liabilities

# OCB LTC Reinsurance Transaction

## Important initial step on OCB

- *10% of OCB reserves*
- *Specialized block to reinsure*

## Reduces LTC exposure by 12%

- *Represents $550mm of statutory LTC reserves transferred*

## Favorable pro forma financial impact

- *Accretive to 2013 pro forma pre-tax earnings (~$5mm)*
- *~25bps positive to ROE*
- *No material impact to GAAP leverage or consolidated RBC*

## Structure provides additional security

- *Secured by market value trusts with 7% over-collateralization and investment guidelines*

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 7

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 8 63% 69% 91% S&P Life & Health Insurance Peer Group CNO 2013: Driving Shareholder Value  Grew operating EPS and book value per diluted share*  Expanded ROE on an increasing book value  Lowered cost of capital while improving financial strength and ratings  Profitably grew the business * Excluding accumulated other comprehensive income ** Peers – AFL, AMP, AIZ, GNW, HIG, LNC, MET, PNX, PRI, PFG, PL, PRU, SFG, SYA, TMK, UNM, VOYA 2013 Total Return CNO **

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 9 4Q13 Sales and Distribution Results  Sales up 7% – Driven by Med supp, annuity and life – Partially offset by LTC  Strong Med Advantage sales in the quarter  Collected premiums up 6%  Added 6 net locations in 4Q  Average agent force up 3% YTD Bankers Life * MA/PDP sales are excluded from NAP in all periods. ($ millions) Quarterly NAP* Med Advantage Policies Issued 10,990 771 2,302 1,729 16,814 Trailing 4-Quarters NAP $245.2 $246.9 $250.6 $255.5 $260.1 Critical Illness NAP $2.4 $2.8 $2.7 $2.6 $2.2 Collected Premiums $606.7 $590.2 $599.4 $600.3 $640.3 Trailing 4-Quarters Med Advantage Fee Income, Net $6.8 $7.5 $8.2 $8.9 $9.1 4Q12 $69.3 1Q13 $60.5 2Q13 $63.2 3Q13 $62.5 4Q13 $73.9

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 10 Washington National 4Q13 Sales and Distribution Results ($ millions) * Collected premiums exclude Medicare supplement premiums ** Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months Quarterly NAP Trailing 4-Quarters NAP $86.4 $87.1 $88.1 $90.6 $94.0  Sales up 15% ‒ PMA up 13% ‒ Independent Partners up 24%  Strong voluntary worksite sales ‒ Up 29% driven by increased group enrollments  Collected premiums* up 8%  Growth in agent force ‒ PMA producing agents** up 10% Collected Premiums* $121.0 $124.5 $126.0 $126.5 $130.2 4Q12 $22.8 1Q13 $20.6 2Q13 $23.3 3Q13 $23.9 4Q13 $26.2

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 11  Sales up 3% ‒Challenging TV ad environment yielded increased cost and lower conversion  Collected premiums up 6% reflecting growth in in-force  In-force EBIT growth of 9% 4Q13 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $61.8 $61.3 $61.5 $61.8 $62.2 Collected Premiums $55.0 $57.2 $57.4 $58.6 $58.5 4Q12 $13.6 1Q13 $17.0 2Q13 $15.8 3Q13 $15.4 4Q13 $14.0

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 12 Bankers Long-Term Care CNO remains committed to serving the needs of its customers by offering LTC products • Serves an important role in retirement care and security of the middle market • Medicare does not adequately address long-term care needs • Private LTC reduces the future burden on state Medicaid programs The Need • Balancing acceptable returns and affordability • Managing older blocks of business The Challenges • Current product offerings gradually lowering overall risk profile • Oversight by specialized product management team • Focused on working with regulators, legislators and industry partners Our Position

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 13 Business Investments Delivering Results  Sales force automation and new CRM tools  Advanced life sales training  Revised branding and digital marketing  Grow Financial Advisor program  Worksite distribution expansion  Individual distribution geographic expansion  Grow owned agency distribution  Patriot program growth  Lead generation diversification  Web/digital strategy  Telesales productivity improvements  Sales up 6% for the year  Strong year for life insurance and Medicare Advantage sales  Growth in average agent force  Ended year with 301 locations  Sales up 9% for the year  Record supplemental health, PMA, and worksite sales  Strong agent recruiting  Introduced new products  Growth in collected premium and in-force EBIT  Introduced new whole life product  Improved web/digital presence Investments led to 2013 accomplishments and consolidated sales growth of 6%... …expect momentum to continue into 2014

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 14 Consolidated Financial Highlights CNO  4Q Earnings ‒ In aggregate, core earnings drivers performed as expected ‒ Strength in annuity margins, corporate investment results, and OCB ‒ Loss Recognition Testing completed with stable aggregate margins  4Q Capital & Liquidity ‒ RBC above 400% and holding company leverage below 17% ‒ >$150mm increase to statutory capital during the year ‒ Holding company liquidity and investments in excess of $300mm ‒ Deployable capital of ~$160mm  2013 Capital Deployment ‒ Repurchased $253mm of securities, paid $24mm in common stock dividends, paid down $63mm of debt  OCB Long-Term Care Reinsurance Transaction ‒ GAAP net loss of $65mm and capital transferred of $43mm ‒ Modestly accretive to GAAP and statutory earnings ‒ Reduces asset leverage and exposure to potential LTC volatility

# OCB LTC Reinsurance Transaction

CNO

## Deal Structure

- 100% coinsurance on $550mm of run-off LTC statutory reserves
- Reinsured to Beechwood Re, a reinsurer formed in 2012 and focused on life and annuity reinsurance
- Secured by market-value trusts with investment guidelines, true-up provisions and 7% over-collateralization
- Net capital transferred to reinsurer of approximately $43mm

## Financial Impact

**GAAP**

- Book value loss of $65mm, accretive to operating earnings by approximately $5mm
- ROE run-rate increase of ~25 basis points with no material impact to leverage

**Statutory**

- Accretive to annual statutory income with no material impact to consolidated RBC



Insurance Subsidiaries*
100% Co-Insurance Agreement
Reinsurer
Reserve Credit Secured by Collateral Trusts

* Washington National Insurance Company and Bankers Conseco Life Insurance Company

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 15

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 16 $(2.7) $3.0 $(3.6) $(0.4) $3.8 $3.2 $(5.4) $1.2 $(4.2) $(4.1) $16.5 $3.6 $2.6 $6.1 $8.2 $77.7 $71.3 $76.6 $80.6 $79.8 $34.6 $29.4 $30.3 $28.1 $31.5 4Q12 1Q13 2Q13 3Q13 4Q13 Corporate CP OCB BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 4Q13 Notable Items $129.3 Segment EBIT Excluding Significant Items*  Bankers annuity and Medicare supplement margins remain strong  LTC benefit ratios have stabilized  Washington National benefiting from growth and strong health margins  Colonial Penn results reflect guidance on elevated ad spend  Favorable OCB margins reflect inherent volatility  Strong markets yielded favorable corporate investment results CNO $101.9 4Q12 246.8mm Weighted Average Diluted Shares Outstanding 4Q13 227.1mm $107.1 $110.2 $119.2

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 17 $2.3 $3.3 $7.4 $10.7 $2.4 $3.3 $2.9 $8.1 $24,695 $24,986 $24,861 $24,933 $25,272 $352.8 $351.9 $348.8 $350.7 $354.4 4Q12 1Q13 2Q13 3Q13 4Q13 Net Investment Income Investment Results CNO ($ millions) Earned Yield*: 5.90% 5.89% 5.88% 5.86% 5.85% New Money Rate: 4.79% 5.09% 5.13% 4.93% 5.01% Average Invested Assets and Cash  4Q new money rate reflects tactical investment strategy and recovery in interest rates. Increase in investment income reflects growth in assets and strong corporate results in the quarter and for 2013. Realized Gains, Losses and Impairments $22.8 $18.6 $11.2 $13.5 $5.6 $3.3 $8.0 $13.6 Gross Realized Gains Gross Realized Losses Impairments  Net realized gains and losses remain stable reflecting emphasis on limiting portfolio turnover. 4Q realized gains reflected the LTC reinsurance transaction. 4Q12 1Q13 2Q13 3Q13 4Q13 * Earned Yield excludes floating rate FHLB Pre-Pay / Call / Make- whole Income: $10.0 $7.1 $1.7 $4.3 $5.0 $25.5 $10.5

# Loss Recognition & Cash Flow Testing

CNO

## 2013 GAAP Loss Recognition Testing

- Aggregate margins remain strong at 14% of $25 billion in tested liabilities*
- Testing margin increased modestly in 2013
  - ↑ - Net growth in In-force (+5%)
  - ↑ - Improved experience and expenses (+5%)
- Earned rates in-line with best estimates
- All intangibles are recoverable

## 2013 Statutory Cash Flow Testing

- Aggregate insurance company margins improved at 12% of statutory reserves
- Margins benefited from recovery in interest rates and overall experience
- All insurance entities pass Asset Adequacy / Cash Flow Testing under all standard scenarios
- Year-end testing resulted in a modest net increase in asset adequacy reserves ($10 million)

| Key Lines of Business | Tested Liabilities* ($ in billions) | Key Risks to Margin | Aggregate Margins |
|---|---|---|---|
| Traditional life and Universal life | $2.0 | Mortality | Aggregate margins of approximately 45% |
| Medicare supplement and supplemental health | $7.2 | Morbidity | Aggregate margins of approximately 25% |
| Bankers Long-Term Care | $4.2 | Interest Rates; Morbidity; Persistency | LRT margins of 5%, CFT margin positive and benefits from health aggregation |
| Interest sensitive life (OCB) | $2.4 | Interest Rates; Mortality | LRT margins of 1% with potential for future earnings and capital volatility |
| Annuities | $8.7 | Spreads; Persistency | Aggregate margins of approximately 7% |

* Tested liabilities defined as the Net GAAP Liability (liabilities less intangibles) with exception of Medicare Supplement and Supplemental Health which measures margin against the present value of policy benefits

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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# Bankers Long-Term Care Testing Results

CNO

## Testing Margin Overview

- Majority of new business consists of short-term or less comprehensive care product - generally less annual reserve margin contribution relative to comprehensive LTC, but with lower risk profile.
- Margins reflect limited rate increases related to continuation of prior filings installed over multiple years adding approximately $60 million to margins – no new level of rate increases are assumed.
- Margins include updated mortality and morbidity studies and do not assume any annual improvement in mortality or morbidity. Persistency increased in accordance with recent negative experience.
- Statutory CFT results pass on a standalone basis under level scenario with Bankers Life passing all testing scenarios when aggregated with Medicare supplement and other health margins.

## LRT Margin 5% on $4.2 billion Net GAAP Liabilities*



Nursing Home - Inflation
Nursing Home - Non-Inflation
Home Health Care
Short-Term Care

| Key Variable | Sensitivity Test | LRT Margin Impact |
|---|---|---|
| New Money Rates | +/- 50 basis point shift in NMR curve | +/- $60mm |
| Lapse Rate | +/- 10% | +/- $55mm |
| Morbidity | +/- 1%** | +/- $60mm |

* Net GAAP liabilities defined as GAAP liability less intangibles
** Represents a 1% one-time permanent shift in morbidity

CNO Financial Group | 4Q2013 Earnings | February 12, 2014
19

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 20 Capital Targets & Excess Capital Deployment CNO 2012 2013 2014 Outlook RBC 367% 410% ~ 400% Liquidity $294mm $309mm ~ $300mm Leverage* 20.7% 16.9% ~16% 2013 Capital Generation ~ $500mm** Dialing in metrics that support investment- grade ratings while taking a tactical approach to deployment ...... Common Stock Dividends v  Paid out $24 million in dividends during 2013, current yield of 0.7%  Currently ~10% payout ratio targeting 20% by 2015 with sustainable growth Share Repurchases * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. ** Includes $31.6mm statutory loss from LTC reinsurance transaction. v  $253 million of repurchases in 2013 at an average price per share of $12.23  2014 guidance of $225 to $300 million absent compelling alternatives Statutory Dividends Fees and Interest Net Capital Retained

# Leveraging Considerable Tax Assets

CNO

($ millions)

## 4Q 2013 Loss Carryforwards


$1,253
Life
$319
Non-Life
$921
Capital
$13
$284
Non-Life
Loss Carryforwards
Valuation Allowance

## Asset Preservation Strategy

- Executed capital gains tax strategy
- Contributed to a net release in valuation allowance of $65 million and economic value of $50 million

## 2014 Outlook and Value

- Expect modest future valuation allowance releases as taxable income stabilizes
- Annual cash flows are expected to be reduced by $50 million in 2016 as life NOL's are fully utilized
- Estimated economic value of ~$600 million @ 10% discount rate

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 21

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 22 ROE Development CNO  Calculated on a trailing 4 quarter basis and excluding AOCI and NOLs  Normalized removes significant earnings items identified each quarter in our earnings release  2013 results reflect net favorable earnings performance, OCB LTC reinsurance transaction and excess capital build throughout the year Notable Items Normalized Operating ROE* * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure Operating ROE*: 6.0% 6.3% 6.8% 8.4% 8.7% 8.1% 8.3% 8.6% 8.5% 8.2% 4Q12 1Q13 2Q13 3Q13 4Q13

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 23 Building Long Term Value CNO OCB LTC reinsurance transaction first step in acceleration of OCB run-off Positioned for, and investing to drive sales growth above industry averages Balanced capital deployment producing investment grade financial ratios while returning capital to shareholders  Increasing ROE and decreasing “Beta”

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 24 Questions and Answers

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 25 Appendix

# 4Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 4Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended December 31, 2012 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 73.7 | $ 4.0 (1) | $ 77.7 |
| Washington National | 34.6 | - | 34.6 |
| Colonial Penn | 3.2 | - | 3.2 |
| Other CNO Business | 5.2 | 11.3 (2) | 16.5 |
| EBIT from business segments | 116.7 | 15.3 | 132.0 |
| Corporate Operations, excluding corporate interest expense | (2.7) | - | (2.7) |
| EBIT | 114.0 | 15.3 | 129.3 |
| Corporate interest expense | (15.8) | - | (15.8) |
| Operating earnings before tax | 98.2 | 15.3 | 113.5 |
| Tax expense on operating income | 38.2 | 2.7 | 40.9 |
| Net operating income * | $ 60.0 | $ 12.6 | $ 72.6 |
| Net operating income per diluted share* | $ 0.25 | $ 0.05 | $ 0.30 |

(1) Pre-tax earnings in the Bankers Life segment included charges of $8.0 million related to litigation expense; and earnings of $4.0 million related to the release of long-term care reserves due to policyholder actions following recent rate increases.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $6.0 million from out-of-period adjustments and a $5.3 million charge for litigation expense in the Company's subsidiary, Conseco Life Insurance Company.

* A non-GAAP measure. See pages 31 and 37 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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CNO Financial Group | 4Q2013 Earnings | February 12, 2014 27 The table below summarizes the financial impact of the significant item on our 1Q2013 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 62.1 $ 9.2 (1) $ 71.3 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 49.7 $ 6.0 $ 55.7 (1) Pre-tax earnings in the Bankers Life segment included charges of $9.2 million related to an out-of-period adjustment related to the long- term care block. 77.6 9.2 86.8 27.9 3.2 31.1 92.7 9.2 101.9 (15.1) - (15.1) 89.7 9.2 98.9 3.0 - 3.0 (5.4) - (5.4) 3.6 - 3.6 29.4 - 29.4 Three months ended March 31, 2013 Actual results Significant items Excluding significant items 1Q13 Significant Items CNO * A non-GAAP measure. See page 31 for a reconciliation to the corresponding GAAP measure.

# 2Q13 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 2Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended June 30, 2013 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 79.1 | $ (2.5) (1) | $ 76.6 |
| Washington National | 31.8 | (1.5) (2) | 30.3 |
| Colonial Penn | 1.2 | - | 1.2 |
| Other CNO Business | 2.6 | - | 2.6 |
| EBIT from business segments | 114.7 | (4.0) | 110.7 |
| Corporate Operations, excluding corporate interest expense | 2.4 | (6.0) (3) | (3.6) |
| EBIT | 117.1 | (10.0) | 107.1 |
| Corporate interest expense | (13.1) | - | (13.1) |
| Operating earnings before tax | 104.0 | (10.0) | 94.0 |
| Tax expense on operating income | 36.3 | (3.5) | 32.8 |
| Net operating income * | $ 67.7 | $ (6.5) | $ 61.2 |

(1) Pre-tax earnings in the Bankers Life segment included: (i) approximately $6.5mm of favorable reserve developments in the Medicare supplement block; partially offset by (ii) refinements to the methodologies used to calculate health product reserves (primarily long-term care) of approximately $4.0mm.

(2) Pre-tax earnings in the Washington National segment included approximately $1.5mm of favorable reserve developments in the Medicare supplement block.

(3) Pre-tax earnings in the Corporate segment included a reduction in expenses of $6mm related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 31 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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# 3Q13 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended September 30, 2013 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 86.3 | $ (5.7) (1) | $ 80.6 |
| Washington National | 28.1 | - | 28.1 |
| Colonial Penn | (4.2) | - | (4.2) |
| Other CNO Business | 6.1 | - | 6.1 |
| EBIT from business segments | 116.3 | (5.7) | 110.6 |
| Corporate Operations, excluding corporate interest expense | 9.4 | (9.8) (2) | (0.4) |
| EBIT | 125.7 | (15.5) | 110.2 |
| Corporate interest expense | (11.7) | - | (11.7) |
| Operating earnings before tax | 114.0 | (15.5) | 98.5 |
| Tax expense on operating income | 36.8 | (5.6) | 31.2 |
| Net operating income * | $ 77.2 | $ (9.9) | $ 67.3 |

(1) Pre-tax earnings in the Bankers Life segment included $5.7 million of favorable reserve developments in the Medicare supplement block.

(2) Pre-tax earnings in the Corporate segment included a $9.8 million reduction in net expenses related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 31 for a reconciliation to the corresponding GAAP measure.

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# 4Q13 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 4Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended December 31, 2013 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 83.0 | $ (3.2) (1) | $ 79.8 |
| Washington National | 31.5 | - | 31.5 |
| Colonial Penn | (4.1) | - | (4.1) |
| Other CNO Business | 13.2 | (5.0) (2) | 8.2 |
| EBIT from business segments | 123.6 | (8.2) | 115.4 |
| Corporate Operations, excluding corporate interest expense | 3.8 | - | 3.8 |
| EBIT | 127.4 | (8.2) | 119.2 |
| Corporate interest expense | (11.4) | - | (11.4) |
| Operating earnings before tax | 116.0 | (8.2) | 107.8 |
| Tax expense on operating income | 40.6 | (3.0) | 37.6 |
| Net operating income * | $ 75.4 | $ (5.2) | $ 70.2 |
| Net operating income per diluted share* | $ 0.33 | $ (0.02) | $ 0.31 |

(1) Pre-tax earnings in the Bankers Life segment included: (i) $5.8 million of favorable reserve developments in the Medicare supplement block; net of (ii) $2.6 million of net unfavorable adjustments primarily related to reserves established for remediation efforts.

(2) Pre-tax earnings in the Other CNO Business segment included a $5 million favorable impact from the settlement of a reinsurance matter.

* A non-GAAP measure. See pages 31 and 37 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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# Quarterly Earnings

CNO

($ millions)

| | 4Q12 | 1Q13 | 2Q13 | 3Q13 | 4Q13 |
|---|---|---|---|---|---|
| Bankers Life | $ 73.7 | $ 62.1 | $ 79.1 | $ 86.3 | $ 83.0 |
| Washington National | 34.6 | 29.4 | 31.8 | 28.1 | 31.5 |
| Colonial Penn | 3.2 | (5.4) | 1.2 | (4.2) | (4.1) |
| Other CNO Business | 5.2 | 3.6 | 2.6 | 6.1 | 13.2 |
| EBIT* from business segments | 116.7 | 89.7 | 114.7 | 116.3 | 123.6 |
| Corporate operations, excluding interest expense | (2.7) | 3.0 | 2.4 | 9.4 | 3.8 |
| Total EBIT | 114.0 | 92.7 | 117.1 | 125.7 | 127.4 |
| Corporate interest expense | (15.8) | (15.1) | (13.1) | (11.7) | (11.4) |
| Income before loss on reinsurance transaction, net realized investment gains, fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, loss on extinguishment of debt and taxes | 98.2 | 77.6 | 104.0 | 114.0 | 116.0 |
| Tax expense on period income | 38.2 | 27.9 | 36.3 | 36.8 | 40.6 |
| Net operating income | 60.0 | 49.7 | 67.7 | 77.2 | 75.4 |
| Loss on reinsurance transaction | - | - | - | - | (63.3) |
| Net realized investment gains (losses) | 10.8 | 9.4 | 1.8 | (0.1) | 9.6 |
| Fair value changes in embedded derivative liabilities | 2.6 | 1.3 | 12.1 | 2.2 | 7.4 |
| Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests | - | (1.8) | (2.7) | (3.0) | (2.4) |
| Loss on extinguishment of debt, net of income taxes | (0.7) | (57.2) | (6.8) | - | - |
| Net income before valuation allowance for deferred tax assets and other tax items | 72.7 | 1.4 | 72.1 | 76.3 | 26.7 |
| Valuation allowance for deferred tax assets and other tax items | 28.5 | 10.5 | 5.0 | 206.7 | 79.3 |
| Net income | $ 101.2 | $ 11.9 | $ 77.1 | $ 283.0 | $ 106.0 |

*Management believes that an analysis of earnings before loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) loss on reinsurance transaction; (2) net realized investment gains (losses); (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests; (5) corporate interest expense; and (6) loss on extinguishment of debt. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

31

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 32 4Q13 Holding Company Liquidity CNO ($ millions) 4Q13 YTD Cash and Investments Balance - Beginning $292.0 $293.6 Sources Dividends from Insurance Subsidiaries 34.3 236.8 Dividends from Non-insurance Subsidiaries - 6.1 Interest/Earnings on Corporate Investments 4.6 18.5 Surplus Debenture Interest 12.3 63.7 Service and Investment Fees, Net 21.6 72.9 Other 0.6 10.5 Total Sources 73.4 408.5 Uses Interest 14.1 44.8 Tender Offer - 125.9 Convertible Repurchase - 9.5 Share Repurchase 31.1 118.4 Debt Payments 12.5 63.1 Common Stock Dividend 6.6 24.3 Financing Costs - 8.7 Holding Company Expenses and Other 2.4 14.3 Total Uses 66.7 409.0 Non-cash changes in investment balances 10.3 15.9 Unrestricted Cash and Investments Balance - 12/31/2013 $309.0 $309.0

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 33 $16.2 $39.5 $14.1 $18.9 $39.3 $41.4 $80.7 $50.0 $37.3 $31.1 $342.0 $124.8 $9.4 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Share Repurchases Convertible Repurchases Returning Capital to our Shareholders CNO  Since initiating the share buyback program, repurchased equivalent of 90 million shares, leading to a 29%* reduction in weighted average diluted shares outstanding  Cumulative investment of $845mm in stock and convertible repurchases for an effective average price of $9.39 per share  Paid $38mm in dividends since initiating dividend program Total Securities Repurchases by Quarter * Calculated using 90 million shares as a percentage of 1Q11 weighted average diluted shares outstanding Common Stock Dividends $ - $ - $ - $ - $ - $4.7 $4.7 $4.5 $4.4 $6.6 $6.7 $6.6 Highlights Weighted Average Diluted Shares Outstanding 307.5mm 227.1mm ($ in millions)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 34 $59.4 $79.3 $60.5 3.5 $275.0 $59.4 $79.3 $64.0 $4.2 $378.1 2014 2015 2016 2017 2018 2019 2020 Term Loan Senior Unsecured Debentures Senior Secured Notes Debt Maturity Profile ($ millions) $378.1 $275.0 CNO

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 35 Holding Company Investments at 12/31/13 CNO ($ millions) Cash & Money Market / Fixed Income $187.2 Equities $79.6 Portfolio strategy prioritizes liquidity for corporate capital needs, while balanced allocation generates consistent returns that utilize non-life tax benefits Cash & Money Market Fixed Income Equities Alternatives YTD4Q13 0.06% 0.63% 14.06% 31.46% 0.17% 0.20% 10.20% 7.96% Investment Allocation Investment Performance Alternatives $42.2

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 36 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on reinsurance transaction, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non- strategic investments and earnings attributable to non-controlling interests, loss on extinguishment of debt and changes in our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

# Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

| | 4Q12 | 1Q13 | 2Q13 | 3Q13 | 4Q13 |
|---|---|---|---|---|---|
| **Net income applicable to common stock** | $ 101.2 | $ 11.9 | $ 77.1 | $ 283.0 | $ 106.0 |
| Loss on reinsurance transaction (net of taxes) | - | - | - | - | 63.3 |
| Net realized investment (gains) losses, net of related amortization and taxes | (10.8) | (9.4) | (1.8) | 0.1 | (9.6) |
| Fair value changes in embedded derivative liabilities, net of related amortization and taxes | (2.6) | (1.3) | (12.1) | (2.2) | (7.4) |
| Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests | - | 1.8 | 2.7 | 3.0 | 2.4 |
| Valuation allowance for deferred tax assets and other tax items | (28.5) | (10.5) | (5.0) | (206.7) | (79.3) |
| Loss on extinguishment of debt (net of taxes) | 0.7 | 57.2 | 6.8 | - | - |
| **Net operating income (a non-GAAP financial measure)** | $ 60.0 | $ 49.7 | $ 67.7 | $ 77.2 | $ 75.4 |
| **Per diluted share:** | | | | | |
| **Net income** | $ 0.41 | $ 0.05 | $ 0.34 | $ 1.23 | $ 0.47 |
| Loss on reinsurance transaction (net of taxes) | - | - | - | - | 0.28 |
| Net realized investment (gains) losses, net of related amortization and taxes | (0.04) | (0.04) | (0.01) | - | (0.04) |
| Fair value changes in embedded derivative liabilities, net of related amortization and taxes | (0.01) | (0.01) | (0.05) | (0.01) | (0.04) |
| Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests | - | 0.01 | 0.01 | 0.01 | 0.01 |
| Valuation allowance for deferred tax assets and other tax items | (0.11) | (0.04) | (0.02) | (0.90) | (0.35) |
| Loss on extinguishment of debt (net of taxes) | - | 0.24 | 0.03 | - | - |
| **Net operating income (a non-GAAP financial measure)** | $ 0.25 | $ 0.21 | $ 0.30 | $ 0.33 | $ 0.33 |

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 37

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 38 4Q12 1Q13 2Q13 3Q13 4Q13 Operating income 60.0$ 49.7$ 67.7$ 77.2$ 75.4$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 1.2 1.2 0.4 - - Total adjusted operating income 61.2$ 50.9$ 68.1$ 77.2$ 75.4$ Weighted average shares outstanding for basic earnings per share 225,074 222,081 220,498 222,876 221,056 Effect of dilutive securities on weighted average shares: 7% Debentures 17,039 16,590 5,692 839 - Stock options, restricted stock and performance units 3,133 2,829 2,412 2,858 3,005 Warrants 1,515 1,967 2,291 2,774 3,040 Weighted average shares outstanding for diluted earnings per share 246,761 243,467 230,893 229,347 227,101 Operating earnings per diluted share 0.25$ 0.21$ 0.30$ 0.33$ 0.33$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

# Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

| | 4Q12 | 1Q13 | 2Q13 | 3Q13 | 4Q13 |
|---|---|---|---|---|---|
| Total shareholders' equity | $ 5,049.3 | $ 5,028.6 | $ 4,581.4 | $ 4,786.6 | $ 4,955.2 |
| Shares outstanding for the period | 221,502,371 | 223,502,106 | 219,378,666 | 222,007,214 | 220,323,823 |
| Book value per share | $ 22.80 | $ 22.50 | $ 20.88 | $ 21.56 | $ 22.49 |
| Total shareholders' equity | $ 5,049.3 | $ 5,028.6 | $ 4,581.4 | $ 4,786.6 | $ 4,955.2 |
| Less accumulated other comprehensive income | (1,197.4) | (1,170.7) | (698.1) | (634.0) | (731.8) |
| Add carrying value of convertible debentures | 89.6 | 32.7 | 28.4 | - | - |
| Adjusted shareholders' equity excluding AOCI | $ 3,941.5 | $ 3,890.6 | $ 3,911.7 | $ 4,152.6 | $ 4,223.4 |
| Shares outstanding for the period | 221,502,371 | 223,502,106 | 219,378,666 | 222,007,214 | 220,323,823 |
| Dilutive common stock equivalents related to: | | | | | |
| Convertible debentures | 17,038,882 | 6,197,661 | 5,383,774 | - | - |
| Warrants, stock options, restricted stock and performance units | 4,647,584 | 5,165,321 | 5,165,919 | 5,686,148 | 6,543,950 |
| Diluted shares outstanding | 243,188,837 | 234,865,088 | 229,928,359 | 227,693,362 | 226,867,773 |
| Book value per diluted share (a non-GAAP financial measure) | $ 16.21 | $ 16.57 | $ 17.01 | $ 18.24 | $ 18.62 |

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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# Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

| | 4Q12 | 1Q13 | 2Q13 | 3Q13 | 4Q13 |
|---|---|---|---|---|---|
| **Bankers Life** | | | | | |
| **Long-term care benefit ratios** | | | | | |
| Earned premium | $ 136.7 | $ 135.3 | $ 134.1 | $ 132.6 | $ 130.9 |
| Benefit ratio before imputed interest income on reserves | 116.7% | 129.4% | 129.5% | 128.4% | 130.0% |
| Interest-adjusted benefit ratio | 69.0% | 81.7% | 81.4% | 79.4% | 80.0% |
| Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) | $ 42.3 | $ 24.8 | $ 25.0 | $ 27.3 | $ 26.1 |
| | | | | | |
| **Washington National** | | | | | |
| **Supplemental health benefit ratios** | | | | | |
| Earned premium | $ 115.1 | $ 117.8 | $ 119.0 | $ 121.1 | $ 123.6 |
| Benefit ratio before imputed interest income on reserves | 72.9% | 79.3% | 78.6% | 80.8% | 75.4% |
| Interest-adjusted benefit ratio | 46.6% | 53.1% | 52.6% | 54.3% | 49.2% |
| Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) | $ 61.4 | $ 55.3 | $ 56.4 | $ 55.4 | $ 62.7 |

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

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CNO Financial Group | 4Q2013 Earnings | February 12, 2014 41 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before loss on reinsurance transaction, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, loss on extinguishment of debt and changes in our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 42 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the year ended December 31, 2013, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 171.0$ 65.2$ (8.9)$ 6.9$ 35.8$ 270.0$ Net income 478.0$ Trailing 4 Quarter Average as of December 31, 2013 Allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 1,116.0$ 524.6$ 82.3$ 543.8$ 825.7$ 3,092.4$ Commo shareholders' equity 4,849.7$ Operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 15.3% 12.4% (10.8)% 1.3% 8.7% Return on equity 9.9% (Continued on next page)

# Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return and consolidated net income for the year ended December 31, 2013, is as follows (dollars in millions):

| | Bankers Life | Washington National | Colonial Penn | Other CNO Business | Corporate | Total |
|---|---|---|---|---|---|---|
| Segment pretax operating earnings (a non-GAAP financial measure) | $ 310.5 | $ 120.8 | $ (12.5) | $ 25.5 | $ (32.7) | $ 411.6 |
| Adjustment to investment income to reflect capital at 275% | (17.8) | (7.2) | 0.4 | (2.7) | 27.3 | - |
| Interest allocated on corporate debt | (25.4) | (11.8) | (1.8) | (12.1) | 51.1 | - |
| Income tax (expense) benefit | (96.3) | (36.6) | 5.0 | (3.8) | (9.9) | (141.6) |
| Segment operating return for purposes of calculating operating return on allocated capital | $ 171.0 | $ 65.2 | $ (8.9) | $ 6.9 | $ 35.8 | 270.0 |
| Loss on reinsurance transaction (net of taxes) | | | | | | (63.3) |
| Net realized investment gains, net of related amortization and taxes | | | | | | 20.7 |
| Fair value changes in embedded derivative liabilities, net of related amortization and taxes | | | | | | 23.0 |
| Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes) | | | | | | (9.9) |
| Loss on extinguishment of debt (net of taxes) | | | | | | (64.0) |
| Valuation allowance for deferred tax assets and other tax items | | | | | | 301.5 |
| Net income | | | | | | $ 478.0 |

(Continued on next page)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 43

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 44 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of December 31, 2013 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 1,116.0$ 524.6$ 82.3$ 543.8$ 825.7$ 3,092.4$ Net operating loss carryforwards - - - - 890.4 890.4 Accumulated other comprehensive income 354.7 150.0 39.3 285.0 37.9 866.9 Adjustment to reflect capital at 275% RBC 279.7 112.0 (8.6) 38.4 (421.5) - Allocation of corporate debt 447.6 210.7 33.1 218.4 (909.8) - Common shareholders' equity 2,198.0$ 997.3$ 146.1$ 1,085.6$ 422.7$ 4,849.7$ (Continued on next page)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 45 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 4Q12 1Q13 2Q13 3Q13 4Q13 Operating income 180.4$ 189.5$ 203.0$ 254.6$ 270.0$ Operating income, excluding significant items 245.4$ 250.1$ 259.4$ 256.8$ 254.4$ Net Income 221.0$ 173.8$ 185.2$ 473.2$ 478.0$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,024.4$ 3,018.9$ 3,004.3$ 3,026.9$ 3,092.4$ Average common shareholders' equity 4,868.5$ 4,966.1$ 4,970.3$ 4,896.4$ 4,849.7$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwar s (a non-GAAP financial measure) 6.0% 6.3% 6.8% 8.4% 8.7% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.1% 8.3% 8.6% 8.5% 8.2% Return on equity 4.5% 3.5% 3.7% 9.7% 9.9% Trailing twelve months ended (Continued on next page)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 46 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings items (a) items four quarters income four quarters 4Q11 51.0$ (2.5)$ 48.5$ -$ 64.0$ -$ 1Q12 40.6 10.4 51.0 - 59.1 - 2Q12 54.2 (2.3) 51.9 - 65.7 - 3Q12 25.6 44.3 69.9 221.3 (5.0) 184.2 4Q12 60.0 12.6 72.6 245.4 101.2 221.0 1Q13 49.7 6.0 55.7 250.1 11.9 173.8 2Q13 67.7 (6.5) 61.2 259.4 77.1 185.2 3Q13 77.2 (9.9) 67.3 256.8 283.0 473.2 4Q13 75.4 (5.2) 70.2 254.4 106.0 478.0 (a) Significant items for the periods 4Q12 through 4Q13 are further described elsewhere in the Appendix. The significant items for the remaining periods have been discussed in prior press releases and presentations. (Continued on next page)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 4Q12 1Q13 2Q13 3Q13 4Q13 Segment pretax operating earnings (a non-GAAP financial measure) 284.1$ 297.9$ 315.1$ 393.8$ 411.6$ Income tax (expense) benefit (103.7) (108.4) (112.1) (139.2) (141.6) Segment operating return 180.4 189.5 203.0 254.6 270.0 Loss on reinsurance transaction (net of taxes) - - - - (63.3) Net realized investment gains, net of related amortization and taxes 48.4 43.7 26.8 21.9 20.7 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (1.8) (5.0) 14.0 18.2 23.0 Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes) - (1.8) (4.5) (7.5) (9.9) Loss on extinguishment of debt (net of taxes) (177.5) (234.6) (241.1) (64.7) (64.0) Valuation allowance for deferred tax assets and other tax items 171.5 182.0 187.0 250.7 301.5 Net income 221.0$ 173.8$ 185.2$ 473.2$ 478.0$ Twelve months ended (Continued on next page)

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 48 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q11 1Q12 2Q12 3Q12 4Q12 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,966.3$ 3,057.1$ 3,129.9$ 2,938.8$ 2,976.9$ Net operating loss carryforwards 865.9 817.9 772.4 893.0 875.0 Accumulated other comprehensive income 781.6 808.0 990.8 1,234.4 1,197.4 Common shareholders' equity 4,613.8$ 4,683.0$ 4,893.1$ 5,066.2$ 5,049.3$ 1Q13 2Q13 3Q13 4Q13 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,002.9$ 3,067.6$ 3,181.9$ 3,258.1$ Net operating loss carryforwards 855.0 815.7 970.7 965.3 Accumulated other comprehensive income 1,170.7 698.1 634.0 731.8 Common shareholders' equity 5,028.6$ 4,581.4$ 4,786.6$ 4,955.2$

CNO Financial Group | 4Q2013 Earnings | February 12, 2014 49 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q12 1Q13 2Q13 3Q13 4Q13 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,024.4$ 3,018.9$ 3,004.3$ 3,026.9$ 3,092.4$ Net operating loss carryforwards 838.4 844.2 854.3 869.4 890.4 Accumulated other comprehensive income 1,005.7 1,103.0 1,111.7 1,000.1 866.9 Common shareholders' equity 4,868.5$ 4,966.1$ 4,970.3$ 4,896.4$ 4,849.7$ Trailing Four Quarter Average

# Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):

| | 4Q12 | 1Q13 | 2Q13 | 3Q13 | 4Q13 |
|---|---|---|---|---|---|
| Corporate notes payable | $ 1,004.2 | $ 934.2 | $ 905.7 | $ 868.6 | $ 856.4 |
| Total shareholders' equity | 5,049.3 | 5,028.6 | 4,581.4 | 4,786.6 | 4,955.2 |
| Total capital | $ 6,053.5 | $ 5,962.8 | $ 5,487.1 | $ 5,655.2 | $ 5,811.6 |
| Corporate debt to capital | 16.6% | 15.7% | 16.5% | 15.4% | 14.7% |
| Corporate notes payable | $ 1,004.2 | $ 934.2 | $ 905.7 | $ 868.6 | $ 856.4 |
| Total shareholders' equity | 5,049.3 | 5,028.6 | 4,581.4 | 4,786.6 | 4,955.2 |
| Less accumulated other comprehensive income | (1,197.4) | (1,170.7) | (698.1) | (634.0) | (731.8) |
| Total capital | $ 4,856.1 | $ 4,792.1 | $ 4,789.0 | $ 5,021.2 | $ 5,079.8 |
| Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) | 20.7% | 19.5% | 18.9% | 17.3% | 16.9% |

CNO Financial Group | 4Q2013 Earnings | February 12, 2014

50